UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On March 3, 2016, CST Brands, Inc. (the “Company”) entered into an agreement (the “JCP Investment Settlement Agreement”) with JCP Investment Management, LLC and certain related investors (collectively, the “JCP Investment Group”) and an agreement (the “Engine Capital Settlement Agreement” and, together with the JCP Investment Settlement Agreement, the “Settlement Agreements”) with Engine Capital, L.P. and certain related investors (collectively, the “Engine Capital Group” and, together with the JCP Investment Group, the “Investor Groups”).
In connection with the JCP Investment Settlement Agreement, the Company’s Board of Directors (the “Board”) appointed Thomas (“Tad”) W. Dickson to the Board to fill the vacancy created by the resignation of William G. Moll, a Class III director, from the Board. As a Class III director, Mr. Dickson will be included by the Company on its slate of nominees for re-election at the 2016 annual meeting of stockholders of the Company (the “2016 Annual Meeting”). In connection with the Engine Capital Settlement Agreement, the Company increased the size of the Board from 11 to 12 directors and appointed Rocky B. Dewbre to fill the newly created directorship. Pursuant to the Company’s bylaws, Mr. Dewbre was appointed as a Class I director of the Board whose term will expire at the annual shareholders meeting in 2017 (“2017 Annual Meeting”) and will stand for re-election at the 2017 Annual Meeting. Also, in connection with the Settlement Agreements, the Company issued a public statement to the effect that it is initiating a public process to review strategic alternatives (the “Strategic Review”). The Board also announced that it had formed a committee of outside, independent directors to oversee the Company’s Strategic Review.
Pursuant to the JCP Investment Settlement Agreement and the Engine Capital Settlement Agreement, each of the JCP Investment Group and the Engine Capital Group, respectively, agreed not to nominate any director candidates to stand for election at the 2016 Annual Meeting. In addition, the Settlement Agreements provide that, at the 2016 Annual Meeting and at each special meeting of stockholders held prior to the expiration of the Standstill Period (as defined below), each Investor Group will vote all of its shares of Company common stock in favor of the election of directors nominated by the Board and otherwise in accordance with the Board’s recommendation, subject to certain exceptions for other extraordinary transactions and matters with a contrary recommendation from Institutional Shareholders Services or Glass Lewis & Co., LLC.
Each Settlement Agreement includes certain restrictions applicable from March 3, 2016 until the day that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2017 Annual Meeting (the “Standstill Period”). During the Standstill Period, each Investor Group is among other things restricted from engaging in any solicitation of proxies or consents with respect to the election or removal of directors or, with certain exceptions, any other matter or proposal, acquiring any assets of the Company or acquiring any voting stock that would result in either JCP Investment Group or Engine Capital Investment Group having beneficial ownership of more than 4.9% of the Company’s outstanding voting stock.
The JCP Investment Settlement Agreement and Engine Capital Settlement Agreement are filed with this Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein. The foregoing description of each Settlement Agreement is qualified in its entirety by reference to the full text thereof.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth in Item 1.01 is incorporated by reference into this Item 5.02.
Director Retirement
On March 2, 2016, William G. Moll, a director of the Company, retired from the Board. Mr. Moll’s decision to retire from the Board did not involve any disagreement with the Company, the Company’s management or the Board.
Appointment of New Directors
As described in Item 1.01, Messrs. Dickson and Dewbre have been appointed to the Board.
The Board has determined that each of Mr. Dickson and Mr. Dewbre (each a “New Director”) is independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the applicable listing standards of the New York Stock Exchange (“NYSE”), and that each is an “outside director” under the requirements of Section 162(m) of the Internal Revenue Code of 1986 and “non-employee director” as such term is defined by the rules and regulations of the SEC.
The Company entered into its standard indemnification agreement for directors with each New Director. In connection with his appointment, each New Director, as a non-employee member of the Board, will receive cash compensation and a grant of CST equity in accordance with the description of the terms of non-employee director compensation set forth in the section entitled “Director Compensation” in the Company’s Proxy Statement on Schedule 14A to be filed in connection with its 2016 Annual Meeting.
Item 8.01.    Other Events.
On March 3, 2016, the Company issued a press release announcing the entry into the Settlement Agreements. A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.
Furnished herewith as Exhibit 99.2, the Company also issued on March 3, 2016 a press release announcing that it is commencing an exploration of strategic alternatives to further enhance stockholder value.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
10.1	JCP Investment Settlement Agreement, dated as of March 3, 2016.
10.2	Engine Capital Settlement Agreement, dated as of March 3, 2016.
99.1	Press Release issued by CST Brands, Inc., dated as of March 3, 2016 announcing the entry into the Settlement Agreements.
99.2	Press Release issued by CST Brands, Inc., dated as of March 3, 2016 announcing it is commencing a strategic review.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Gérard J. Sonnier
By:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: March 8, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	JCP Investment Settlement Agreement, dated as of March 3, 2016.
10.2	Engine Capital Settlement Agreement, dated as of March 3, 2016.
99.1	Press Release issued by CST Brands, Inc., dated as of March 3, 2016 announcing the entry into the Settlement Agreements.
99.2	Press Release issued by CST Brands, Inc., dated as of March 3, 2016 announcing it is commencing a strategic review.